Exhibit 10.1

                                    AGREEMENT

      AGREEMENT made as of the 5th day of September 2001 (the "Effective Date"), between Ambient Corporation a Delaware corporation with offices at 1033 Beacon Street, Brookline, MA ("Ambient") and Mark S. Isaacson ("Isaacson").

                               W I T N E S S E T H

      WHEREAS, Isaacson currently serves as the Chief Executive Officer of Ambient under an Employment Agreement entered into as of September 18, 2000, as amended on December 29, 2000, between Isaacson and Ambient (hereinafter, the "Employment Agreement") and concurrently servers as Ambient's Chairman of the Board of Directors; and

      WHEREAS, Ambient and Isaacson desire to terminate Issacson's employment under the Employment Agreement and his service on Ambient's Board of Directors, all on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth the adequacy and sufficiency of which are hereby acknowledged, the parties agree hereafter as follows:

      1. Resignation of Positions by Isaacson. Subject to the terms and conditions set forth herein and in consideration of the Settlement Amount (as defined in Section 3 below) and the releases contained herein, by his signature below, Isaacson, as of the effective date, hereby resigns from his position as Chief Executive Officer of Ambient and as director of Ambient and from any and all other offices held in Ambient and its affiliates and subsidiaries including, without limitation, directorships and executive management positions; Isaacson acknowledges and agrees that his signature hereafter set forth below shall serve as notice to the board of directors of Ambient and to its affiliates and subsidiaries of such resignations.

      2. Company Property. Except to the extent otherwise herein provided, on the Effective Date, Isaacson shall return to Ambient all Ambient company property then in his possession.

      3. Settlement Amount. Subject to the terms and conditions set forth herein and in consideration of the resignations and releases contained herein, Ambient hereby agrees as follows (collectively, the "Settlement Amount"):

            (a) remit to Isaacson, for the duration from the Effective Date through June 5, 2002, the salary currently payable by Ambient to him ($275,000 per annum) in the manner and with such deductions and withholdings customarily made by Ambient;

            (b) acknowledges and agrees that the employee stock options for 1,000,000 million shares of Ambient's Common Stock, par value $0.001 (hereinafter, the "Common Stock") issued to Isaacson on December 29, 2000 and heretofore unvested shall, as of the Effective Date, immediately vest and become exercisable and together with all other stock options for Common Stock previously issued to Isaacson pursuant to the Employment Agreement dated September 18, 2000 (which in total equal stock options for an aggregate of 2,350,000 shares of Ambient's Common Stock), shall continue to be

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      exercisable (except to the extent herein amended) through September 5,
      2005;

            (c) forgive the unpaid balance of outstanding loans and advances previously made by Ambient to Isaacson in connection with Isaacson's purchase of a residence in the Metropolitan New York area and for Isaacson's automobile in the aggregate amount of approximately $650,000;

            (d) maintain payments as presently conducted in respect of health care for Isaacson, his spouse and minor children through the earlier of June 5, 2002 or the date on which Isaacson obtains health care in an amount of a caliber consistent with that currently furnished through new employment;

            (e) remit to Isaacson the personal laptop currently used by him, provided that Ambient make a back-up or copy of the database therein; and

            (f) enable Isaacson to retain non-proprietary contents of his office and the executive office chair, other than the other office furniture therein.

      4. Taxes. All taxes, withholdings and deductions payable or due in respect of the Settlement Amount will be borne by Isaacson. Notwithstanding the foregoing, the Company will deduct from payments made under the Settlement Amount amounts required to be withheld in respect of FICA and for medicare payments.

      5. Registration Rights. Isaacson shall have the right to have the Common Stock issuable upon exercise of the above options (hereinafter, the "Securities"), registered with the Securities and Exchange Commission under any subsequently filed registration statement (SB-2 or other appropriate form) pursuant to the Securities Act of 1933, as amended respecting the resale of securities then held by Ambient's stockholders or other right-holders. Ambient shall include in the registration statement filed any Securities then held by Isaacson, subject to Isaacson executing any lock up or other agreement being executed or complying with any restriction or limitation imposed on or agreed to by the majority of selling shareholders in the registration statement.

      6. Continuing Obligations. Notwithstanding Ambient's releases contained in
Section 7.2 hereof, Isaacson hereby acknowledges and agrees that the provisions of Sections 8 and 9 of the Employment Agreement (Confidentiality and Non-compete) shall continue in full force and effect, notwithstanding anything to the contrary contained in the Employment Agreement, in accordance with their terms and for the duration specified therein and nothing contained herein shall be construed or interpreted as a waiver by Ambient or any of its affiliates or subsidiaries of any right or remedy available to any thereof in respect of the breach or non compliance by Isaacscon of his obligation thereunder.

      7. Releases

      7.1 In consideration of Ambient's agreements, Isaacson (and each of his respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Ambient, its respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof,
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including, any claim under the Employment Agreement generally, and Sections
4(b), 4(c), 10, 11, 12, 13, 14 and 15 thereof specifically. The foregoing release shall not be construed as a waiver by Isaacson of the due and full performance by Ambient of its obligations specifically undertaken pursuant to this Agreement.

      7.2 In consideration of the releases in Section 7.1 and the resignations as set forth in Section 1 hereof, Ambient (and each of its officers, directors, employees, shareholders, attorneys, agents, successors, executors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Isaacson his respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, except that the foregoing release shall not release any claim or allegation against Isaacson which is found to be based on fraud. The foregoing release shall not be construed as a waiver by Ambient of the obligations of Isaacson to Ambient with respect to confidentiality and non-competition contained in the Employment Agreement and any undertakings of Isaacson pursuant to this Agreement.

      8. Non-Disparagement. Neither of the parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries, officers or stockholders), shall disparage the other party hereto or their businesses.

      9. Press Release. Immediately following the execution of this Agreement by each of Ambient and Isaacson, Ambient shall issue a press release mutually acceptable to the parties relating to Isaacson's departure.

      10. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

      11. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

      12. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14. Entire Agreement. This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.
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      15. Governing Law; Jurisdiction and Forum. This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to the principles of conflict of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York venued in New York County for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement.

      16. Representation. Each of Isaacson and Ambient acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

      IN WITNESS WHEREOF, each of the parties has set forth its/his signature as of the date first written above.

                                            Ambient Corporation


/s/ Mark S. Isaacson                        By: /s/ Wilfred Kopelowitz
--------------------                            ----------------------
Mark S. Isaacson                            Wilfred Kopelowitz